                                                                    EXHIBIT 99.5

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                TABLE OF CONTENTS

Report of Independent Accountants

Consolidated Balance Sheets as of December 31, 1995 and 1996

Consolidated Statements of Operations for the years ended December 31, 1995 and 1996 and the period from January 1 through January 23, 1997

Consolidated Statements of Shareholder's Deficit for the years ended December 31, 1995 and 1996 and the period from January 1 through January 23, 1997

Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the period from January 1 through January 23, 1997

Notes to Consolidated Financial Statements

                                                                    EXHIBIT 99.5

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of Eclipsys Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholder's deficit and of cash flows present fairly, in all material respects, the financial position of ALLTEL Healthcare Information Services, Inc. (the Company) (a Delaware corporation, wholly-owned by ALLTEL Information Services, Inc., an Arkansas corporation) and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended and for the period from January 1, 1997 through January 23, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 10, effective January 24, 1997, the Company was acquired by Eclipsys Corporation.

                                                  /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 27, 1997

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,599   $  2,022
  Accounts receivable, net of allowance for doubtful
     accounts of $749 and $1,274 at December 31, 1995 and
     1996, respectively.....................................    29,435     29,713
  Inventory.................................................     2,081      1,576
  Deferred tax asset........................................     3,676      3,682
  Other current assets......................................       678        634
                                                              --------   --------
     Total current assets...................................    38,469     37,627
Property and equipment, net.................................    10,168     10,739
Purchased software, net of accumulated amortization of
  $2,985 and $4,453 at December 31, 1995 and 1996,
  respectively..............................................     4,098      2,882
Capitalized software development costs, net of accumulated
  amortization of $4,671 and $11,880 at December 31, 1995
  and 1996, respectively....................................    27,632     35,306
Intangible assets, net of accumulated amortization of $1,129
  and $2,101 at December 31, 1995 and 1996, respectively....     5,670      4,698
Other assets................................................     2,344      9,191
                                                              --------   --------
     Total assets...........................................  $ 88,381   $100,443
                                                              ========   ========
           LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Deferred revenue..........................................  $ 24,724   $ 26,807
  Other current liabilities.................................    17,668     20,378
                                                              --------   --------
     Total current liabilities..............................    42,392     47,185
Deferred revenue............................................    15,913     10,148
Other long-term liabilities.................................                1,250
Deferred income taxes.......................................     7,002      9,294
Intercompany payable to parent..............................    46,085     57,953
                                                              --------   --------
     Total liabilities......................................   111,392    125,830
Shareholder's deficit:
  Common stock, $.01 par value, 1,000 shares authorized,
     issued and outstanding.................................         1          1
  Additional paid-in capital................................    15,678     15,678
  Accumulated deficit.......................................   (38,236)   (40,432)
  Cumulative foreign currency translation adjustment........      (454)      (634)
                                                              --------   --------
     Total shareholder's deficit............................   (23,011)   (25,387)
                                                              --------   --------
          Total liabilities and shareholder's deficit.......  $ 88,381   $100,443
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                YEAR ENDED          PERIOD FROM
                                                               DECEMBER 31,       JANUARY 1, 1997
                                                            -------------------       THROUGH
                                                              1995       1996     JANUARY 23, 1997
                                                            --------   --------   ----------------
Revenues:
  Service and systems.....................................  $ 90,737   $ 99,213       $ 6,064
  Hardware................................................     9,377      9,587           122
                                                            --------   --------       -------
     Total revenues.......................................   100,114    108,800         6,186
                                                            --------   --------       -------
Costs and expenses:
  Cost of service and systems revenues....................    53,385     63,572         4,277
  Cost of hardware revenues...............................     7,950      7,911           104
  Marketing and sales.....................................    11,128     11,091           660
  Research and development................................     8,522     10,271           794
  General and administrative..............................     8,168      7,101           621
  Depreciation and amortization...........................     6,735      8,135           568
                                                            --------   --------       -------
     Total costs and expenses.............................    95,888    108,081         7,024
                                                            --------   --------       -------
Income (loss) from operations.............................     4,226        719          (838)
Interest expense, net.....................................    (2,733)    (3,758)         (379)
                                                            --------   --------       -------
Income (loss) before income taxes.........................     1,493     (3,039)       (1,217)
Income tax benefit (provision)............................      (887)       843           437
                                                            --------   --------       -------
Net income (loss).........................................  $    606   $ (2,196)      $  (780)
                                                            ========   ========       =======

   The accompanying notes are an integral part of these financial statements.

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S DEFICIT
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                     EQUITY
                                                                                   ADJUSTMENT
                                                                                      FROM
                                       COMMON STOCK     ADDITIONAL                   FOREIGN
                                      ---------------    PAID-IN     ACCUMULATED    CURRENCY
                                      SHARES   AMOUNT    CAPITAL       DEFICIT     TRANSLATION    TOTAL
                                      ------   ------   ----------   -----------   -----------   --------
Balance at December 31, 1994........  1,000      $1      $15,678      $(38,842)       $(470)     $(23,633)
Net income..........................                                       606                        606
Foreign translation adjustment......                                                     16            16
                                      -----      --      -------      --------        -----      --------
Balance at December 31, 1995........  1,000       1       15,678       (38,236)        (454)      (23,011)
Net loss............................                                    (2,196)                    (2,196)
Foreign translation adjustment......                                                   (180)         (180)
                                      -----      --      -------      --------        -----      --------
Balance at December 31, 1996........  1,000       1       15,678       (40,432)        (634)      (25,387)
Net loss............................                                      (780)                      (780)
Foreign translation adjustment......                                                      3             3
                                      -----      --      -------      --------        -----      --------
Balance at January 23, 1997.........  1,000      $1      $15,678      $(41,212)       $(631)     $(26,164)
                                      =====      ==      =======      ========        =====      ========

   The accompanying notes are an integral part of these financial statements.

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEAR ENDED          PERIOD FROM
                                                               DECEMBER 31,       JANUARY 1, 1997
                                                            -------------------       THROUGH
                                                              1995       1996     JANUARY 23, 1997
                                                            --------   --------   ----------------
Operating activities:
  Net income (loss).......................................  $    606   $ (2,196)      $  (780)
                                                            --------   --------       -------
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................    13,205     15,344           945
     Deferred income taxes................................     6,040      2,286           (52)
     Changes in assets and liabilities
       Accounts receivable................................    (6,574)      (278)          325
       Inventory..........................................       566        505            55
       Other current assets...............................       (74)        44            10
       Deferred revenue...................................     1,090     (3,682)        1,951
       Other current liabilities..........................       906      2,710         2,351
       Other long term liabilities........................        --      1,250        (1,250)
       Other assets.......................................       162        (43)          (81)
                                                            --------   --------       -------
          Total adjustments...............................    15,321     18,136         4,254
                                                            --------   --------       -------
            Net cash provided by operating activities.....    15,927     15,940         3,474
                                                            --------   --------       -------
Investing activities:
  Purchase of property, equipment and software............    (7,716)    (9,231)         (323)
  Capitalized software development costs..................   (12,905)   (12,170)         (661)
  Changes in other assets.................................        96     (6,804)           27
                                                            --------   --------       -------
     Net cash used in investing activities................   (20,525)   (28,205)         (957)
                                                            --------   --------       -------
Financing activities:
  Net change in intercompany payable to parent............     5,509     11,868        (1,855)
                                                            --------   --------       -------
Effect of exchange rate changes on cash and cash
  equivalents.............................................        16       (180)            3
                                                            --------   --------       -------
Net (decrease) increase in cash and cash equivalents......       927       (577)          665
Cash and cash equivalents, beginning of year..............     1,672      2,599         2,022
                                                            --------   --------       -------
Cash and cash equivalents, end of year....................  $  2,599   $  2,022       $ 2,687
                                                            ========   ========       =======

   The accompanying notes are an integral part of these financial statements.

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1996

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

     Alltel Healthcare Information Services, Inc. ("AHIS") and its subsidiaries (collectively, the "Company") are engaged in one business segment primarily providing enterprise-wide clinical, patient care and financial software solutions, as well as outsourcing, remote processing, networking technologies and other services to healthcare organizations throughout the United States and Western Europe.

     The Company is a wholly owned subsidiary of Alltel Information Services, Inc. ("AIS") which is a wholly owned subsidiary of Alltel Corporation ("Alltel").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The financial statements include the accounts of AHIS and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

FINANCIAL STATEMENT PRESENTATION

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results could differ from those estimates.

     The consolidated statements of operations include all revenues and costs directly attributable to the operations of AHIS, including the costs of facilities, administration, and other various costs. As more fully described in Notes 8 and 11, certain costs related to interest, benefits, and other costs were allocated to AHIS based on usage and other defined criteria.

     All of the allocations utilized in the consolidated financial statements are based on assumptions that AHIS management believes are reasonable under the circumstances. However, these allocations are not necessarily indicative of the costs which would have resulted had AHIS been a separate entity.

CASH AND CASH EQUIVALENTS

     For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

     The Company's products are sold to customers based on contractual agreements. Revenues are derived from the licensing of computer software, the sale of computer hardware, hardware and software maintenance, remote processing and outsourcing, training, implementation assistance, custom development, and consulting.

SERVICE AND SYSTEMS

     Revenues from software license fees are recognized using the percentage-of-completion method for contracts in which the Company is required to make significant production, modification, or customization changes over the implementation period of the contracts based on implementation hours incurred. Other software license fees are generally recognized on a monthly basis over the term of the licensing and maintenance agreements which are generally five years. Remote processing and outsourcing services are

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1995 AND 1996 -- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) marketed under long-term agreements generally over periods from five to seven years and revenues are recognized monthly as the work is performed. Software maintenance fees are marketed under annual and multiyear agreements and are recognized ratably over the term of the agreements. Implementation revenues are recognized as the services are performed or on a percentage-of-completion basis for fixed fee arrangements. Hardware maintenance revenues are billed and recognized monthly over the term of the agreements. Revenues related to other support services, such as training, consulting, and custom development, are recognized when the services are performed.

     The Company warrants its products will perform in accordance with specifications as outlined in the respective customer contracts. The Company records a reserve for warranty costs at the time it recognizes revenue. Historically, warranty costs have been minimal.

     The Company accrues for product returns at the time it recognizes revenue, based on actual experience. Historically, product return costs have been minimal.

HARDWARE SALES

     Hardware sales are recognized upon shipment of the product to the customer.

UNBILLED ACCOUNTS RECEIVABLE

     Unbilled accounts receivable represent amounts owed to the Company under noncancelable agreements for software license fees with extended payment terms and computer hardware purchases which have been financed over extended payment terms. The current portion of unbilled accounts receivable of $4,883,000 and $3,245,000 as of December 31, 1995 and 1996, respectively, is included in accounts receivable in the accompanying financial statements. The non-current portion of unbilled accounts receivable of $2,109,000 and $2,151,000 as of December 31, 1995 and 1996, respectively, is included in other assets in the accompanying financial statements. The non-current portion of unbilled accounts receivable provides for payment terms that generally range from three to five years and carry annual interest rates ranging from 7% to 10%. The Company recognizes revenue in advance of billings under certain of its non-cancelable long-term contracts that contain extended payment terms. The Company does not have any obligation to refund any portion of its fees and has a history of enforcement and collection of amounts due under such arrangements. Payments owed under contracts with extended payment terms are due in accordance with the terms of the respective contract. Historically, the Company has had minimal write-offs of amounts due under such arrangements.

     Additionally, included in unbilled accounts receivable are costs and earnings in excess of billings related to certain software license fee arrangements which are being recognized on a percentage-of-completion basis. These amounts totaled approximately $1,572,000 and $1,240,000 as of December 31, 1995 and 1996, respectively.

INVENTORY

     Inventory consists of computer parts and peripherals and is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

FOREIGN CURRENCY TRANSLATION

     The financial position and results of operations of foreign subsidiaries are measured using the currency of the respective countries as the functional currency. Assets and liabilities are translated at the foreign exchange rate in effect at the balance sheet date, while revenues and expenses for the year are translated at the average exchange rate in effect during the year. Translation gains and losses are not included in

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1995 AND 1996 -- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) determining net income or loss but are accumulated and reported as a separate component of shareholder's deficit. The Company has not entered into any hedging contracts during the two year period ended December 31, 1996.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. For financial reporting purposes, depreciation and amortization are provided using the straight-line method over the estimated useful lives, which range from two to ten years. Computer equipment is depreciated over useful lives which range from two to five years. Office furniture and equipment is depreciated over two to ten years. Leasehold improvements are amortized over the shorter of the useful lives of the assets or the remaining term of the lease. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income. Expenditures for repairs and maintenance not considered to substantially lengthen the property lives are charged to expense as incurred.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     The Company capitalizes a portion of the internal computer software development costs incurred. Salaries, overhead, and other related costs incurred in connection with programming and testing software products are capitalized subsequent to establishing technological feasibility. Management monitors the net realizable value of all capitalized software development costs to ensure that the investment will be recovered through margins from future sales. These costs are amortized utilizing the straight-line method over periods of 36-60 months. Capitalized costs related to software development were approximately $12,905,000 and $12,170,000, for the years ended December 31, 1995 and 1996, respectively and $750,000 for the period from January 1, 1997 through January 23, 1997. Amortization of capitalized software development costs amounted to approximately $6,470,000 and $7,209,000 for the years ended December 31, 1995 and 1996, respectively, and $377,000 for the period from January 1, 1997 through January 23, 1997 and is included in operating expenses in the accompanying statements of operations.

INTANGIBLE ASSETS

     The intangible assets arose from the acquisition of Medical Data Technology, Inc. are stated at cost less accumulated amortization, and consist of contracts and the excess of cost over fair value of net assets acquired. The intangible assets are being amortized using the straight-line method over seven years.

     The carrying value of the excess of cost over fair value of net assets acquired is reviewed if the facts and circumstances suggest that it may be impaired. This review indicates if the asset will not be recoverable as determined based on future expected cash flows. Based on its review, the Company does not believe that an impairment of its excess of cost over fair value of net assets acquired has occurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, and other current liabilities approximate fair value. The carrying amount of the intercompany payable to parent balance approximates fair value based on current rates of interest available to Alltel, and accordingly, the Company, for loans of similar maturities.

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1995 AND 1996 -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995 and 1996 (in thousands):

                                                                1995          1996
                                                              --------      --------
Computer equipment..........................................  $ 21,106      $ 25,093
Office furniture and equipment..............................     2,815         4,198
Leasehold improvements and other............................     2,407         3,461
                                                              --------      --------
                                                                26,328        32,752
Less: Accumulated depreciation and amortization.............   (16,160)      (22,013)
                                                              --------      --------
                                                              $ 10,168      $ 10,739
                                                              ========      ========

4. OTHER ASSETS

     During 1996, the Company entered into a marketing agreement with Integrated Medical Networks, Inc. ("IMN") for the marketing rights of certain software which will provide financial and managed care applications for entities within the healthcare industry. Under the terms of the agreement, IMN will perform significant enhancements to existing technology over a three year period. AHIS will retain worldwide, perpetual marketing rights, as defined, for the resulting technology. For the year ended December 31, 1996, AHIS made payments totaling approximately $5,811,000 under this agreement and is included in other assets in the accompanying financial statements. As discussed in Note 12, this agreement and related asset was transferred to Alltel in conjunction with the sale of the Company.

5. OTHER CURRENT LIABILITIES

     Included in other current liabilities were the following as of December 31, 1995 and 1996 (in thousands):

                                                               1995         1996
                                                              -------      -------
Accrued compensation and incentives.........................  $ 6,434      $ 6,603
Accrued hardware costs......................................    3,700        3,326
Accrued royalty costs.......................................    1,045          648
Current portion of long-term debt...........................      260           86
Other.......................................................    6,229        9,715
                                                              -------      -------
                                                              $17,668      $20,378
                                                              =======      =======

6. INCOME TAXES

     The Company files its income tax return with AIS which files as part of the consolidated Alltel group. Income tax expense and related balances shown in the accompanying financial statements have been determined as if the Company filed its tax return on a separate company basis.

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1995 AND 1996 -- (CONTINUED)

6. INCOME TAXES (CONTINUED)
     The income tax benefit (provision) consists of the following (in thousands):

                                                                               PERIOD ENDED
                                                    1995         1996        JANUARY 23, 1997
                                                   -------      -------      ----------------
Current
  Federal........................................  $ 4,123      $ 2,503            $ --
  State and other................................    1,030          626              --
                                                   -------      -------            ----
Deferred.........................................    5,153        3,129              --
                                                   -------      -------            ----
  Federal........................................   (4,833)      (1,829)            377
  State and other................................   (1,207)        (457)             60
                                                   -------      -------            ----
                                                    (6,040)      (2,286)            437
                                                   -------      -------            ----
                                                   $  (887)     $   843            $437
                                                   =======      =======            ====

     A reconciliation of the federal statutory rate and the effective income tax rate follows (in thousands):

                                                                                 PERIOD ENDED
                                                  1995           1996          JANUARY 23, 1997
                                                  -----         ------         ----------------
Statutory federal income tax rate (34%).........  $(508)        $1,033               $413
  Meals and entertainment.......................   (128)          (164)               (14)
  State income taxes............................   (141)            76                 46
  Non-deductible amortization...................    (91)          (101)                (8)
  Other.........................................    (19)            (1)                --
                                                  -----         ------               ----
  Income tax benefit (provision)................  $(887)        $  843               $437
                                                  =====         ======               ====

     The significant components of the Company's net deferred tax liability were as follows (in thousands):

                                                                1995          1996
                                                              --------      --------
Deferred tax assets
  Deferred revenue..........................................  $  4,009      $  3,596
  Inventory and accounts receivable allowances..............       710           846
  Compensation related accrued expenses.....................       584           806
  Accrued expenses..........................................     1,627         1,624
  Deferred rent.............................................       660           484
  Other.....................................................     1,949           844
                                                              --------      --------
                                                                 9,539         8,200
                                                              --------      --------
Deferred tax liabilities
  Capitalization of software development costs..............   (10,298)      (11,475)
  Depreciation..............................................    (1,039)         (856)
  Other.....................................................    (1,528)       (1,481)
                                                              --------      --------
                                                               (12,865)      (13,812)
                                                              --------      --------
Net deferred tax liability..................................  $ (3,326)     $ (5,612)
                                                              ========      ========

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1995 AND 1996 -- (CONTINUED)

7. EMPLOYEE BENEFIT PLANS

     Effective January 1, 1995, through Alltel, employees of the Company may participate in a noncontributory, trusteed profit-sharing plan which covers substantially all employees who meet certain length-of-service requirements. Company contributions are determined annually by the Board of Directors of Alltel. Contributions to the plan approximated $1,516,000 and $1,781,000 for the years ended December 31, 1995 and 1996, respectively. During 1994, the Company maintained a defined contribution profit-sharing plan. This plan was merged into the Alltel trusteed thrift plan, discussed below during 1995.

     Also, effective January 1, 1995, through Alltel, substantially all employees of the Company may participate in the Alltel trusteed thrift plan. Employees may contribute up to 10% of the employee's salary and the employer's matching contribution is the lesser of 25% of the employee's contribution or 1.5% of the employee's salary. The trusteed thrift plan is intended to meet all requirements of qualifications under Section 401(k) of the Internal Revenue Code. Company contributions to the trusteed thrift plan were approximately $412,000 and $452,000 for the years ended December 31, 1995 and 1996, respectively.

     During 1995, employees of the Company became eligible to participate in the AIS Employee Stock Purchase Plan (the "ESPP") which has reserved for issuance 1,000,000 shares of Alltel common stock. The ESPP provides for the purchase of shares of common stock by employees through payroll deductions which may not exceed five percent of employee compensation, as defined. The employee contributes 85% of the prevailing market price of the shares, which are purchased on the open market. The remaining 15% is expensed by the Company in the period the contribution is made. Company contributions to the ESPP were approximately $104,000 and $48,000 for the years ended December 31, 1995 and 1996, respectively. On June 30, 1996, the ESPP was terminated.

     During 1995, the employees of the Company became eligible to participate in various benefit plans which were administered by Alltel. In addition to the trusteed profit-sharing plan and trusteed thrift plan, employees were also eligible to participate in certain benefit plans including group medical, dental and other various plans. Total expenses related to these plans were approximately $2,196,000 and $2,328,000 for the years ended December 31, 1995 and 1996, respectively and $194,000 for the period from January 1, 1997 through January 23, 1997.

8. COMMITMENTS AND CONTINGENCIES

NONCANCELABLE OPERATING LEASES

     The Company leases offices and certain equipment under noncancelable operating leases. Rental expense under operating leases was approximately $7,014,000 and $5,531,000 for the years ended December 31, 1995 and 1996, respectively, and $461,000 for the period from January 1, 1997 through January 23, 1997. Future minimum rental payments for noncancelable operating leases as of December 31, 1996 are as follows (in thousands):

    YEAR ENDING
    DECEMBER 31,
  ----------------
     1997...................................................  $ 4,877
     1998...................................................    4,818
     1999...................................................    3,625
     2000...................................................    1,535
     2001...................................................    1,414
     Thereafter.............................................    1,798
                                                              -------
                                                              $18,067
                                                              =======

                  ALLTEL HEALTHCARE INFORMATION SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1995 AND 1996 -- (CONTINUED)

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
LITIGATION

     The Company is involved in litigation incidental to its business. In the opinion of management, after consultation with legal counsel, the ultimate outcome of such litigation will not have a material adverse effect on the Company's financial position or results of operations or cash flows.

9. RELATED PARTY TRANSACTIONS

     The intercompany payable to parent balance represents amounts owed to Alltel related to cash disbursements and receipts activity and certain other transactions. All vendor related invoices are charged to this account at the time an invoice is processed and, consequently, the accompanying financial statements do not reflect an accounts payable balance. The intercompany balance is reduced upon the posting of cash receipts. Intercompany interest of approximately $2,833,000 and $3,858,000 for the years ended December 31, 1995 and 1996, respectively, and $379,000 for the period from January 1, 1997 through January 23, 1997 was charged to this account at interest rates which ranged from 3.5% to 8.0% which represented the incremental borrowing rates of Alltel. As more fully discussed in Note 12, the intercompany payable balance was converted to equity on January 24, 1997 in connection with the sale of the Company.

     For the years ended December 31, 1995 and 1996, Alltel charged the Company approximately $2,277,000 and $2,100,000, respectively, and $175,000 for the period January 1, 1997 through January 24, 1997 for costs related to providing certain data center charges in conjunction with an outsourcing contract between the Company and one of its customers.

     During 1995 and 1996, legal services and external fees were provided and paid by Alltel. These costs were approximately $1,869,000 and $964,000 for the years ended December 31, 1995 and 1996, respectively, and are reflected in general and administrative expenses in the accompanying financial statements.

     During 1996 certain administrative services were performed by AIS, the cost of which was estimated to be approximately $585,000 and is reflected in general and administrative expenses in the accompanying financial statements. Prior to 1996, these functions were performed directly by employees of the Company and, accordingly, the related costs are reflected in the accompanying financial statements.

10. SUBSEQUENT EVENT

     On January 24, 1997, the Company was purchased by Eclipsys Corporation (formerly Integrated Healthcare Solutions, Inc.) for cash and other consideration totaling approximately $201,500,000, including liabilities assumed. Pursuant to the acquisition agreement, Alltel will retain the rights to certain assets of the Company. These assets include the IMN marketing rights (Note 4) with a balance of approximately $5,811,000 as of December 31, 1996 and one of the Company's software products with related net capitalized software costs as of December 31, 1996 of approximately $6,543,000.